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                                                                       EXHIBIT 5

            WAIVER REGARDING THE DERBY CYCLE CORPORATION AND OTHERS

            DM214,000,000 REVOLVING MULTI-CURRENCY CREDIT FACILITY

This waiver ("Waiver") is dated      August 1999 and entered into by and among:-

1. THE DERBY CYCLE CORPORATION, a company incorporated in Delaware, United States of America, having its principal office at 22710, 72nd Avenue South, Kent, Washington, 98032 ("the Company");

2. THE COMPANIES identified as Borrowers in Schedule 1 of the Facility Agreement ("the Borrowers");

3. THE COMPANIES identified as Guarantors in Schedule 2 of the Facility Agreement ("the Guarantors");

4.   CHASE MANHATTAN PLC as arranger ("the Arranger");

5. THE FINANCIAL INSTITUTIONS identified as banks in Schedule 3 of the Facility Agreement ("the Banks");

6.   CHASE MANHATTAN INTERNATIONAL LIMITED as facility agent ("the Facility
     Agent");

7.   CHASE MANHATTAN INTERNATIONAL LIMITED as security agent ("the Security
     Agent")

and is made with reference to a DM214,000,000 Revolving Multi-Currency Credit Facility Agreement dated 12 May 1998, as amended and restated pursuant to an Amendment and Restatement Agreement dated 3 February 1999 and as further amended pursuant to an Amendment Agreement dated 30 April 1999 and as further amended pursuant to a further Amendment Agreement dated on or about the date hereof (collectively "the Facility Agreement") by and among the Company, Borrowers, Guarantors, Arranger, the Banks, Facility Agent and Security Agent. Words and expressions used herein without definition shall have the same meanings as set forth in the Facility Agreement.

RECITALS

WHEREAS the Banks have agreed to waive compliance with certain provisions of the Facility Agreement as more particularly set out herein.

NOW, THEREFORE IN CONSIDERATION of these premises and the agreements, provisions and covenants herein contained, the parties agree as follows:

1.   Permanent Waiver

     1.1 Subject to Clause 1.2 below and the other terms and conditions set forth herein and in reliance on the representations and warranties of the Obligors herein contained, the Banks hereby waive any Event of Default under clause 21 of the Facility Agreement resulting solely from the Group's failure to maintain the following financial covenants:

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          1.1.1  the ratio of Consolidated Adjusted EBITDA to Consolidated Net
                 Interest payable for the Accounting Period ending on 27 June 1999 of 1.25:1;

          1.1.2 the amount of Consolidated Adjusted EBITDA calculated on a Rolling 4 Quarterly basis for the Accounting Period ending on 27 June 1999 in the sum of $26,000,000;

          1.1.3 the breach of the sub-limit of US$2,750,000 contained in Clause 19.5(c)(iii) of the Facility Agreement by US$ 196000.

     1.2 Without limiting the generality of the provisions of Clause 32 and 35 of the Facility Agreement the Waiver set forth above in Clause 1.1 shall be limited precisely as written and nothing in this clause 1.2 shall be deemed to:

          1.2.1 constitute a Waiver of any other term, provision or condition of the Facility Agreement or any other Finance Documents or Agreement referred to therein or otherwise; or

          1.2.2 prejudice any rights or remedy that the Agents or Banks may now have or may have in the future under or in connection with the Facility Agreement or any other Finance Documents referred to therein (other than the rights and remedies which they otherwise would have had as a consequence of the breaches set out in Clause 1.1 above);

          Except as expressly set forth therein, the terms, provisions and conditions of the Facility Agreement and the other Finance Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

2.   Representations and Warranties

     In order to induce the Banks to enter into this Waiver, the Obligors hereby each represents and warrants to the Agents and the Banks that:

     2.1 as at the date hereof, there exists no Event of Default (save the Events of Default outlined at Clause 1.1) or Potential Event of Default (save in respect of the Potential Event of Default resulting from the potential breach of some of the financial covenants for the period ending 31 March 2000 as more particularly set out in the Information Memorandum dated 4 August 1999 but subject always to the provisions of Clause 6 hereof) under the Facility Agreement, and after giving effect to this Waiver there will exist no Event of Default or Potential Event of Default under the Facility Agreement;

     2.2 all representations and warranties contained in the Facility Agreement and the other Finance Documents are true, correct and complete in all material respects on and as at the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as at such earlier date;

     2.3 as at the date hereof, each Obligor has performed all agreements to be performed on its part as set forth in the Facility Agreement;

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     2.4  each Obligor is duly organised and validly existing under the laws of the jurisdiction of its organisation and has all necessary power and authority to execute and delivery this Waiver and to consummate the transactions contemplated hereby;

     2.5 neither the execution and delivery of this Waiver, nor the consummation of the transactions contemplated hereby, violates (i) any law, regulation, decree or other legal restriction applicable to any Obligor; (ii) the charter, by-laws or other constitutional documents of any Obligor; or (iii) any instrument or agreement to which any Obligor or any of its assets is subject or by which it is bound;

     2.6 there is no legal requirement of any governmental authority (including any requirement to make any declaration, filing or registration or to obtain any consent, approval, licence or order) which is necessary to be met by the Company or any other Obligor in connection with its execution, delivery or performance of this Waiver; and

     2.7 this Waiver has been duly authorised, executed and delivered by the Company on behalf of each Obligor and this Waiver, the Facility Agreement as modified by this Waiver and the other Finance Documents to which any Obligor is a party, constitute the legal, valid and binding obligations of such Obligor, enforceable against it in accordance with their terms.

     2.8 All information provided to the Facility Agent in connection with this Waiver was as at the time it was given, true, complete and accurate in all respects and each Obligor represents that no circumstances have arisen, or any event has occurred between the date when such information was provided to the Facility Agent and the date hereof which would render such information to be untrue, inaccurate or incomplete in any respect.

3.   Counterparts; Effectiveness

     3.1 This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single document so that all signature pages are physically attached to the same document; this Waiver shall become effective as of the date hereof upon the execution of the counterparts hereof by the Company, and the Facility Agent and receipt by the Company and Facility Agent of written notification of such execution and authorisation of delivery hereof.

4.   Governing Law

     This Waiver and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with the laws of England.

5.   Acknowledgement and Consent by Guarantors

     Each of the Guarantors hereby acknowledges that it has read this Waiver and consents to the terms thereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Waiver, the obligations of such Guarantors under their respective Guarantee shall not

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     be impaired or affected and such Guarantee is and shall continue to be in full force and effect and is hereby confirmed and ratified in all respects.

6. Nothing contained herein, including the matters set out in Clause 2.1 shall constitute a waiver of any Event of Default (save as provided for in Clause
     1.1 hereof) and the Banks expressly reserve all or any rights and remedies they may have in relation to the same.

IN WITNESS WHEREOF the parties hereto have caused this Waiver to be duly executed and delivered by their respective officers thereunto duly authorised as of the date first written above.

THE DERBY CYCLE CORPORATION                            )
for itself and on behalf of each of the                )
Borrowers and Guarantors as Obligors' Agent            )

By:

CHASE MANHATTAN INTERNATIONAL                          )
LIMITED for itself and as the Facility                 )
Agent and Security Agent for and on behalf             )
of the Arranger and each of the Banks (other           )
than Lloyds TSB Bank Plc, Scotia Bank Europe plc and The Bank of Nova Scotia)

By:

LLOYDS TSB BANK PLC                                    )
                                                       )
                                                       )
                                                       )

By:

SCOTIA BANK  EUROPE PLC                                )
                                                       )
                                                       )
                                                       )

By:

THE BANK OF NOVA SCOTIA                                )
                                                       )
                                                       )
                                                       )

By:

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